UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K
                           Current Report
                    Commission File Number 1-5109

                     TODD SHIPYARDS CORPORATION
    (Exact name of registrant as specified in its charter)

            DELAWARE                    91-1506719
  (State or other jurisdiction of  (IRS Employer I.D. No.)
  incorporation or  organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

           Registrant's telephone number: (206) 623-1635
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Item 5.  Other Events
  On May 24, 1996 the Company issued the following press release:
Seattle, WA...May 24, 1996...Todd Shipyards Corporation reported today that its wholly owned subsidiary, Todd
Pacific Shipyards Corporation ("Todd Pacific"), has been awarded a five-year contract with the U.S. Navy for phased maintenance of four of the U.S. Navy's largest fast-combat support ships (AOE's). The award was made on May 20, 1996. This contract consists of a series of options for phased maintenance repair on four ships, AOE-1 (USS
Sacramento); AOE-2 (USS Camden); AOE-7 (USS Rainier); and
AOE-10 (USS Bridge). The first availability is currently scheduled for January of 1997. The estimated contract value is approximately $79 million. Todd Pacific has had phasedmaintenance agreements on the USS Sacramento and USS
Camden since 1985.

Item 7.  Financial Statements and Exhibits
 (c) Exhibits
                        SIGNATURES
Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to
be signed on its behalf by the undersigned hereunto duly
authorized.
Dated:  May 24, 1996
                             /s/ Michael G. Marsh
                            By:  Michael G. Marsh
                            On Behalf of the Registrant as
                            Secretary and General Counsel